As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Janux Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-2289112
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

10955 Vista Sorrento Parkway, Suite 200, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full titles of the plans)

David Campbell, Ph.D.

President and Chief Executive Officer

Janux Therapeutics, Inc.

10955 Vista Sorrento Parkway, Suite 200

San Diego, California 92130

(858) 751-4493

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Kenneth J. Rollins, Esq.

Edmond J. Lay, Esq.

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 3,019,214 shares of common stock under the Janux Therapeutics, Inc. 2021 Equity Incentive Plan and an additional 603,842 shares of common stock under the Janux Therapeutics, Inc. 2021 Employee Stock Purchase Plan, pursuant to the provisions of each plan which provide for annual automatic increases in the number of shares of common stock reserved for issuance under each respective plan.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of common stock for issuance under its 2021 Equity Incentive Plan and its 2021 Employee Stock Purchase Plan under Registration Statements on Form S-8, filed with the Securities and Exchange Commission on June 11, 2021 (File No. 333-257039), March 18, 2022 (File No. 333-263712), March 10, 2023 (File No. 333-270470), March 8, 2024 (File No. 333-277797) and February 27, 2025 (File No. 333-285357).

Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 15, 2021).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 15, 2021).

4.3

Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256297), as amended, filed with the SEC on June 7, 2021).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1

Janux Therapeutics, Inc. 2021 Equity Incentive Plan, Forms of Option Grant Notice, Option Agreement and Notice of Exercise thereunder, and Forms of RSU Award Grant Notice and RSU Award Agreement. (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 7, 2024).

99.2

Janux Therapeutics, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256297), as amended, filed with the SEC on June 7, 2021).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 26, 2026.

JANUX THERAPEUTICS, INC.

Date: February 26, 2026	By:	/s/ David Campbell, Ph.D.
David Campbell, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Campbell and Janeen Doyle, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David Campbell, Ph.D.	President and Chief Executive Officer and Director	February 26, 2026
David Campbell, Ph.D.	(Principal Executive and Financial Officer)

/s/ Janeen Doyle	Chief Corporate and Business Development Officer	February 26, 2026
Janeen Doyle	(Principal Accounting Officer)

/s/ Ron Barrett, Ph.D.	Chairperson of the Board of Directors	February 26, 2026
Ron Barrett, Ph.D.

/s/ Vickie Capps	Director	February 26, 2026
Vickie Capps

/s/ Eric Dobmeier	Director	February 26, 2026
Eric Dobmeier

/s/ Sheila Gujrathi, M.D.	Director	February 26, 2026
Sheila Gujrathi, M.D.

/s/ Natasha Hernday	Director	February 26, 2026
Natasha Hernday

/s/ Winston Kung	Director	February 26, 2026
Winston Kung

/s/ Alana McNulty	Director	February 26, 2026
Alana McNulty

/s/ Jake Simson, Ph.D.	Director	February 26, 2026
Jake Simson, Ph.D.